Exhibit 99.2

Investor Presentation July 29, 2020

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This includes, without limitation, financial guidance and projections and statements with respect to expectations of our future financial condition, results of operations, cash flows, plans, targets, goals, objectives, performance, growth potential, competitive position and business; the Company’s strong foothold in the off-premise channel supporting the business in the COVID-19 environment; our ability to successfully reopen our dining rooms; the opportunity for additional domestic and foreign locations and licensees and territories; target returns for new restaurant openings; performance of international licensed locations; the acquisitions of North Italia and FRC; FRC as an incubation engine; steady-state restaurant level margins and anticipated unit growth roadmap. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. These forward-looking statements also may be affected by factors outside of our control including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off-and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; compliance with debt covenants; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov. 2

Initial Response to COVID-19 Pivoted very quickly to maximize sales, manage costs and preserve cash Shifted to an off-premise only model in March, began reopening dining rooms in Mid-May Eliminated non-essential spending and suspended new unit development Reduced board, executive and corporate support staff compensation Made difficult decision to furlough a significant number of staff members Increased liquidity with $200 million convertible preferred equity – ended 2Q20 with cash balance of $250 million Amended credit facility to provide for certain covenant relief through 1Q21 Suspended dividend on common stock and share repurchases • • • • • • • • 3

Managing Through COVID-19 Have taken a deliberate approach in our dining room reopening strategy as the health and safety of our teams and guests remain our top priority Secured adequate PPE; implemented additional safety protocols; and made a number of operational changes and technology upgrades, including contactless menu & payment technology and text paging, in order to ensure the best and safest possible experiences for our guests and staff Strategic decision to maintain our restaurant management teams has enabled us to reopen our dining rooms effectively Leveraging our large restaurant footprints, patio space and flexible seating layouts, we have captured meaningful sales levels at Cheesecake Factory restaurants despite capacity restrictions • • • • • Locations with reopened dining rooms have recaptured, on average quarter-to-date, nearly 80% of prior year sales levels Restaurants in jurisdictions with outdoor dining only restrictions are doing volumes of nearly 90%, on average quarter-to-date, of Cheesecake Factory locations with indoor dining rooms open Sales at Cheesecake Factory restaurants that are operating an off-premise only model continued to accelerate, with weekly off-premise sales equating to $4.2 million, on average quarter-to-date, per unit on an annualized basis • • 4

Investment Highlights Experiential dining category leader with diversified growth drivers Leveraging the Company’s strong foothold in the off-premise channel to support the business in the COVID-19 environment Durable business over time - sustained track record of consistent financial performance • • • • Historically robust cash flow provides several levers to support long-term growth 5

The Cheesecake Factory - Global Footprint High quality, high profile locations worldwide Arabia Macau 6 International – Licensed: 26 y Mexico Toronto Company-Owned: 205 Monterre Guadalajara City (3) Beijing Shanghai Hong Kong Kuwait (3) Bahrain (1) Qatar Saudi(3) (4) UAE (6)

The Cheesecake Factory - A Highly Differentiated Concept Service and 7 Ambiance, Hospitality Integrated Bakery Best-in-Class Operational Execution Breadth of Menu & Innovation

Breadth of Menu & Innovation are Key Competitive Advantages 250 Menu Items - Made Fresh, From Scratch 8

Dining With Us Is an Experience Ambiance, Service and Hospitality Drive Sales 9

Integrated Bakery – The “Cheesecake” Magic • Produces over 70 cheesecakes and other baked desserts Enables creativity, quality control Industry-Leading Dessert Sales FY19 16% • and supply chain efficiencies 10

Cult Status & Strong Consumer Engagement A division of Vice Media LLC The Cheesecake Factory’s Latest Cheesecake Flavor is Stuffed With Snickers It’s also made with BROWNIE CRUST By Megan Schaltegger I’m sure you’ve heard once or twice (or a billion times) that we’re living in unprecedented times. And while you’ve been busy perfecting your banana bread, The Cheesecake Factory has been whipping up new creations, too. 5M+ fans 900K+ followers 360K followers Millions of Viewers 11 Note: Statistics as of July 29, 2020

Broad Consumer Demographic and Appeal 2019 #2 Top Large Chain Casual Dining With a Moderate Average Check Highest Unit Volumes ($ in millions) $32 $10.7 $29 $27 $24 $23 $22 $22 $19 $18 $17 $5.5 $5.2 $5.0 $3.7 $3.6 $3.0 $2.9 Maggianos Yard House BJ's Texas Olive Outback LongHorn Bonefish Carrabbas Yard House Maggianos Bonefish Outback Carrabbas LongHorn Olive TexasBJ's Roadhouse Garden Garden Roadhouse 12 Source: Latest pre-COVID-19 SEC 10-K filings and company presentations $8.3$8.1 2019 CONSUMER PICKS #1 Food Quality #1 Ambiance

Leveraging This Differentiation in the Off-Premise Channel Off-Premise Sales (% of Total Revenue) 79% 22% 14% 16% 9% 12% 2013 2017 2018 2019 1Q20 2Q20 New Takeout Packaging 13 *Annualized unit volume equivalent based on average weekly sales July 2020: ~$4.2 million per restaurant*

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On-Brand Marketing Campaigns Leveraging Brand Identity as a Dessert Leader and Menu Breadth to Drive Sales Attain Top of Mind Status 15

Capitalizing on the Power of the Brand The Cheesecake Factory At Home® 16

Best-in-Class Operational Execution and Industry-Leading Retention Average Tenure by Position 31 years Senior VP of Operations Regional Vice Presidents 22 years Area Directors of Operations 19 years 18 years Area Kitchen Operations Managers 13 years General Managers Executive Kitchen Managers 13 years “What we found is that food stakes; you need to do it, but and beverage innovation it’s not sustainable,” The is table ironclad correlation with success? “It was GM retention.” – Wally Doolin, Black Box Intelligence From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee. 17

Looking Ahead: Post-COVID-19 Diversified growth drivers once the restaurant industry operating environment normalizes *The following targets assume full capacity conditions are ultimately permitted by state and local jurisdictions 1188

An Experiential Dining Category Leader Culinary forward. First class hospitality. Concepts like no other. 19

The Cheesecake Factory – Returns-Focused Opportunity for 300 Domestic & Growth 8 - 10 Canadian Locations Over Time * Illustrative example of target returns for new restaurant openings. 20 Philadelphia Average Unit Economics* ($ millions) Sales $10.7 ~18% $8+ 20% - 25% Restaurant-Level Margin % Cash Capex Investment Cash-on-Cash Return

The Cheesecake Factory – Expanding International Licensed Presence • Anticipated continued expansion within current geographies Potential for additional geographies with current licensees Opportunity to add licensees and territories • • Shanghai 21 $0 Capital Expenditure +1¢ Per Restaurant in EPS, on Average

Filling White Space for an On-Trend, Contemporary Italian Offering • Potential for 200 domestic locations over time - 23 locations in 11 states & Washington D.C. currently All dishes handmade from scratch daily Serving lunch, dinner, weekend brunch & weekday happy hour • • • • Average check: $25 - $30 30%+ alcohol mix Note: Operating metrics pre-COVID-19 22 FY19 Comp Sales: 6%

Fox Restaurant Concepts Will Serve as an Incubation Engine Innovating Concepts of the Future 23 Boutique Brands Potential Growth

The Future CAKE: Post-COVID-19

Diversified multi-concept across segment, price point, occasion, real estate and labor

Leveraging brand power, operational excellence, scale, supply chain and real estate development expertise

Anticipated Unit Growth Roadmap[1]	The Cheesecake Factory	NORTH ITALIA	FRC[2]
Target Size (sq. ft.)	7,500 – 10,000	5,000 - 6,500	3,500 – 15,000
Average Unit Volume	$10.7M	~$7M	Avg. $5M+
Sales/sq. ft.	~$1,000	~$1,200	~$1,000
Target Long-Term Unit Growth	~3%	~20%+	~15%
Top-Line Unit Growth Contribution	~3%	~2%	~2%
Target Restaurant-Level Margin %	~18%	~18% - 20%	~16% - 18%
Cash Capex Investment	$8M+	$3 - $3.5M	$500/sq. ft.
Target Cash-on-Cash Return	20% - 25%	35%+	25% - 30%
Sales/Investment Ratio	*Varies*	2:1	2:1

[1]Illustrative example of target returns for new restaurant openings | [2]Steady-state restaurant-level margin typically reached by year three of operations

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Track Record of Consistent Financial Performance factory -------------

History of Outperforming the Industry Comparable Sales - Historical 2-year Stack 2008 2009 2010 2011 4.0% 2012 4.2% 2013 2014 2015 4.1% 2016 3.8% 2017 2018 2019 2.5% 1.4% 0.5% 0.4% (0.6)% (0.9)% (1.6)% (2.2)% (4.2)%(4.3)% (6.1)% (6.8)% (8.7)% Knapp-Track Index 26 1.0% 3.3% 2.6% 2.0% 0.8% 0.9% (0.4)% Industry Outperformance During Economic Downturn

Durable Business Over Time ($ in millions) ($ in millions) $2.83 $163 $163 64,009 61 $158 $2.51 44,545 $107 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Capex / Investment ² Dividend Share Repurchases WASO ¹Free cash flow defined as cash flow from operations (includes adjustment for excess tax benefit related to stock options exercised in 2008-2016 to conform to current year presentation) less capital expenditures and investment in unconsolidated affiliates prior to the acquisition of North Italia and Fox Restaurant Concepts ²2019 Capex/Investment does not include the acquisition of North Italia and Fox Restaurant Concepts Note: Please see Appendix for GAAP to Non-GAAP reconciliations and for an explanation regarding an accounting reclassification for prior years 27 $27 $30 $36 $ $109 $13 $184 $141 $101 $52$154 $ $106 $114 $37 $42 $42 $173$172 $85$77 $86 146 $ 158 $ $50 123 $ 139 $ $56 109 128 $61 $51 $99 $85 $119 $135 $100 $128 $94 $120 $112 $2.37 $2.60$2. $2.10 $1.88 $1.97 $1.64 $1.42 $1.07 $0.84 Adjusted Earnings Per Share Free Cash Flow¹ Capital Allocation Detail

We Believe Stable, Agile Brands With Scale Will Be Best Equipped to Weather Volatility Shifting Industry Dynamics Continuing to Build Strong Off-Quick Service1 Independents 36% Casual Dining1 Chains 14% Increased Supply Eases Premise Sales Volumes 5 Labor Pressure4 ($ millions) $4.2 ~$4 15% Chains 64% Independents 86% 10% 3 2 Annual Restaurant Unit GrowthUS Population Growth 5% 2.5% 2.2% 2.4% 2.1% 1.8% 1.8% 1.5% 1.5% 1.4% 1.3% 0% 0.8% 0.7% 0.7% 0.7% 0.7% 0.7% 0.7% 0.6% 0.5% 0.5% US Unemployment Rate 2019 Early COVID Off-Prem 3Q20-QTD Off-Prem 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 “ resources to ride out a protracted shutdown, but “ “importance, even after the pandemic” the ” ” ” - New York Times, March 20, 2020 Sources: 1Morgan Stanley Report April 6, 2020; 2Bureau of Labor Statistics; 3U.S. Census; 4Bureau of Labor Statistics; CBO Economic Projections for Calendar Years 2020 to 2030 July 2020; 5Annualized 28 average unit volumes based on average weekly sales in each period; Since re-openings began,The Cheesecake Factory restaurants have maintained ~90%, on average, of elevated COVID off-premise sales in restaurants with reopened dining rooms Jan-00 Jan-01 Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 OFF-PREMISE ONLY INDOOR DINING OPEN OFF-PREMISE ONLY out the door – may not survive.” -National Restaurant Association, April 20,2020 - Technomic, April 24, 2020 “Off-premise will likely continue its rise in “More than 8 million restaurant employees have been laid off or furloughed since the beginning of the coronavirus outbreak.” “Large chains and well-funded restaurant groups have the independent restaurants that make up about two-thirds of the American dining landscape – noodle shops, diners and that charming urban restaurant that always had a line $1.7 Maintained ~90% June 2020 U.S. Unemployment: 11.1% Food Services Unemployment: 24.1% CBO 2021E: 8.4% 2010 U.S. Unemployment: 9.6% Increased Consumer Emphasis On Off-Premise Potential Labor Pressure Easing Potential Industry Rationalization

Investment Highlights Experiential dining category leader with diversified growth drivers Leveraging the Company’s strong foothold in the off-premise channel to support the business in the COVID-19 environment Durable business over time - sustained track record of consistent financial performance • • • • Historically robust cash flow provides several levers to support long-term growth 29

Appendix

Non-GAAP Reconciliations In addition to the results provided in accordance with the Generally Accepted Accounting Principles (“GAAP”) in this presentation, the Company is providing non-GAAP measurements which present diluted net income per share excluding the impact of certain items and free cash flow. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results. 31

Non-GAAP Reconciliation

The Cheesecake Factory Incorporated Reconciliation of Non-GAAP Financial Measures
($ in thousands, except per share data)

	Fiscal Year											
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net Income (GAAP)	$ 52,293	$ 42,833	$ 81,713	$ 95,720	$ 98,423	$ 114,356	$ 101,276	$ 116,523	$ 139,494	$ 157,392	$ 99,035	$ 127,293
After-tax impact from:												
- Impairment of assets and lease terminations	2,952	26,541	-	1,547	9,536	(561)	696	6,011	114	10,343	17,861	18,247
- Partial IRS settlement	-	-	-	(1,794)	-	-	-	-	-	-	-	-
- Unwinding of interest rate collars	-	7,421	7,376	-	-	-	-	-	-	-	-	-
- Chairman and CEO employment agreement	-	2,550	-		-	-	-	-	-	-	-	-
- Proceeds from variable life insurance contract	-	(668)	-	-	(419)	-	-	-	-	-	-	-
- Loss on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	479	4,754	13,439
- Gain on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	-	-	(52,672)
- Acquisition-related costs	-	-	-	-	-	-	-	-	-	-	-	5,270
- Acquisition-related contingent consideration and amortization expense	-	-	-	-	-	-	-	-	-	-	-	1,033
- Tax effect of adjustments (1)	(1,181)	(14,605)	(2,951)	(331)	(3,814)	224	(278)	(2,404)	(46)	(4,329)	(5,880)	3,818
- One-time tax items (2)	-	-	-	-	-	-	-	-	-	(38,525)	-	-
Adjusted net income (non-GAAP)	$ 54,064	$ 64,072	$ 86,138	$ 95,142	$ 103,726	$ 114,019	$ 101,694	$ 120,130	$ 139,562	$ 125,360	$ 115,770	$ 116,428
Diluted net income per share (GAAP)	$ 0.82	$ 0.71	$ 1.35	$ 1.64	$ 1.78	$ 2.10	$ 1.96	$ 2.30	$ 2.83	$ 3.27	$ 2.14	$ 2.86
After-tax impact from:												
- Impairment of assets and lease terminations	0.05	0.44	-	0.03	0.17	(0.01)	0.01	0.12	0.00	0.21	0.39	0.41
- Partial IRS settlement	-	-	-	(0.03)	-	-	-	-	-	-	-	-
- Unwinding of interest rate collars	-	0.12	0.12	-	-	-	-	-	-	-	-	-
- Chairman and CEO employment agreement		0.04										
- Proceeds from variable life insurance contract	-	(0.01)	-	-	(0.01)	-	-	-	-	-	-	-
- Loss on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	0.01	0.10	0.30
- Gain on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	-	-	(1.18)
- Acquisition-related costs	-	-	-	-	-	-	-	-	-	-	-	0.12
- Acquisition-related contingent consideration and amortization expense	-	-	-	-	-	-	-	-	-	-	-	0.02
-Tax effect of adjustments	(0.03)	(0.23)	(0.05)	-	(0.06)	0.01	-	(0.05)	0.00	(0.09)	(0.12)	0.09
-One-time tax items	-	-	-	-	-	-	-	-	-	(0.80)	-	-
Adjusted diluted net income per share (non-GAAP) (3)	$ 0.84	$ 1.07	$ 1.42	$ 1.64	$ 1.88	$ 2.10	$ 1.97	$ 2.37	$ 2.83	$ 2.60	$ 2.51	$ 2.61

(1) The tax effect assumes a tax rate based on the federal statutory rate and an estimated blended state tax rate.
(2) Fiscal 2017 includes a $38.5 million benefit to the income tax provision related to tax reform enacted in December 2017.
(3) Adjusted diluted net income per share may not add due to rounding.

The Cheesecake Factory 32

Non-GAAP Reconciliation The Cheesecake Factory Incorporated Reconciliation of Non-GAAP Financial Measures ($ in millions) Fiscal Year 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Cash flow from operations (1) Capital expenditures / investments Free cash flow $ 170 85 $ 200 37 $ 170 42 $ 197 77 $ 198 86 $ 213 106 $ 249 114 $ 248 154 $ 316 158 $ 239 139 $ 291 128 $ 219 99 $ 85 $ 163 $ 128 $ 120 $ 112 $ 107 $ 135 $ 94 $ 158 $ 100 $ 163 $ 120 (1) The excess tax benefit related to stock options exercised is no longer reclassified from cash flows from operating activities to cash flows from financing activities in the consolidated statements of cash flows. The consolidated statements of cash flows for fiscal 2016, 2015, 2014, 2013, 2012, 2011, 2010, 2009 and 2008 have been adjusted to conform to the current year presentation. 33